                                                                    EXHIBIT 99.2




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            PEROT SYSTEMS CORPORATION

                              PSC HEALTH CARE, INC.

                                       AND

                        HEALTH SYSTEMS DESIGN CORPORATION

                           DATED AS OF OCTOBER 18, 2000


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                                TABLE OF CONTENTS

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ARTICLE I             THE MERGER


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         SECTION 1.1           The Merger..........................................................................
         SECTION 1.2           Closing.............................................................................
         SECTION 1.3           Effective Time......................................................................
         SECTION 1.4           Effects of the Merger...............................................................
         SECTION 1.5           Certificate of Incorporation and Bylaws.............................................
         SECTION 1.6           Directors...........................................................................
         SECTION 1.7           Officers............................................................................
         SECTION 1.8           Additional Actions..................................................................

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ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                      CONSTITUENT CORPORATIONS; MERGER CONSIDERATION

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         SECTION 2.1           Effect on Capital Stock.............................................................
         SECTION 2.2           Appraisal Rights....................................................................
         SECTION 2.3           Payment for Shares..................................................................

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ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

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         SECTION 3.1           Organization and Qualification......................................................
         SECTION 3.2           Subsidiaries........................................................................
         SECTION 3.3           Authorized Capital..................................................................
         SECTION 3.4           Corporate Authorization.............................................................
         SECTION 3.5           Approvals; No Violations............................................................
         SECTION 3.6           SEC Filings; Financial Statements...................................................
         SECTION 3.7           Absence of Certain Liabilities and Changes..........................................
         SECTION 3.8           Compliance with Applicable Law......................................................
         SECTION 3.9           Termination, Severance, and Employment Agreements...................................
         SECTION 3.10          Employee Benefits; Labor Matters....................................................
         SECTION 3.11          Taxes...............................................................................
         SECTION 3.12          Litigation..........................................................................
         SECTION 3.13          Environmental Matters...............................................................
         SECTION 3.14          Voting Requirements.................................................................
         SECTION 3.15          Finders and Investment Bankers; Transaction Expenses................................
         SECTION 3.16          Insurance...........................................................................
         SECTION 3.17          Title to Properties; Entire Business................................................
         SECTION 3.18          Intellectual Property Rights........................................................
         SECTION 3.19          Major Customers.....................................................................
         SECTION 3.20          Contracts...........................................................................
         SECTION 3.21          Insider Interests...................................................................
         SECTION 3.22          Noncompetition......................................................................
         SECTION 3.23          Proxy Statement.....................................................................

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                                       i


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ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

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         SECTION 4.1           Organization and Qualification......................................................
         SECTION 4.2           Corporate Authorization.............................................................
         SECTION 4.3           Approvals; No Violations............................................................

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ARTICLE V             COVENANTS

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         SECTION 5.1           Conduct of Business of the Company..................................................
         SECTION 5.2           Proxy Statement.....................................................................
         SECTION 5.3           Action of Stockholders of the Company; Voting.......................................
         SECTION 5.4           Additional Agreements...............................................................
         SECTION 5.5           Notification of Certain Matters.....................................................
         SECTION 5.6           Access to Information...............................................................
         SECTION 5.7           Public Announcements................................................................
         SECTION 5.8           Officers' and Directors' Indemnification............................................
         SECTION 5.9           Employee Options....................................................................
         SECTION 5.10          Other Actions by the Company........................................................
         SECTION 5.11          Letters of Accountants..............................................................

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ARTICLE VI            CONDITIONS TO CONSUMMATION OF THE MERGER

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         SECTION 6.1           Mutual Conditions...................................................................
         SECTION 6.2           Additional Conditions to Obligations of Parent and Merger Sub.......................
         SECTION 6.3           Additional Conditions to Obligations of the Company.................................

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ARTICLE VII           TERMINATION; AMENDMENT; WAIVER

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         SECTION 7.1           Termination.........................................................................
         SECTION 7.2           Effect of Termination...............................................................
         SECTION 7.3           Fees and Expenses...................................................................
         SECTION 7.4           Amendment...........................................................................
         SECTION 7.5           Waiver..............................................................................

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


ARTICLE VIII          MISCELLANEOUS

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         SECTION 8.1           Survival of Representations, Warranties, and Agreements.............................
         SECTION 8.2           Entire Agreement; Assignment........................................................
         SECTION 8.3           Severability........................................................................
         SECTION 8.4           Notices.............................................................................
         SECTION 8.5           Governing Law.......................................................................
         SECTION 8.6           Specific Performance................................................................
         SECTION 8.7           Other Potential Bidders.............................................................

         SECTION 8.8           Descriptive Headings; References....................................................
         SECTION 8.9           Parties in Interest.................................................................
         SECTION 8.11          Beneficiaries.......................................................................
         SECTION 8.12          Counterparts........................................................................
         SECTION 8.13          Obligations.........................................................................
         SECTION 8.14          Certain Definitions.................................................................

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                                       iii

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2000, among Perot Systems Corporation, a Delaware corporation ("Parent"), PSC Health Care, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Health Systems Design Corporation, a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

         A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby the issued and outstanding shares of common stock of the Company, $.001 par value per share (the "Company Common Stock"), will be converted into the right to receive cash consideration of $2.00 per share (the "Per Share Amount").

         B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "Stockholder Approval").

         C. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company named on EXHIBIT A-1 have entered into Voting Agreements (the "Voting Agreements") with Parent, substantially in the form of EXHIBIT A-2, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock beneficially owned by such stockholders, or for which such stockholders exercise voting power pursuant to an irrevocable proxy, in favor of approval and adoption of this Agreement and the Merger.

         D. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined in SECTION 1.3). Following the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all rights and obligations of the Company and of Merger Sub in accordance with the DGCL. At the election of Parent or Merger Sub, any one or more direct or indirect wholly-owned subsidiaries of Parent organized under the laws of the State of Delaware may be substituted for Merger Sub as a constituent entity in the Merger. As used in this Agreement, the term "Merger Sub" refers to any such substituted entity.

         SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in
ARTICLE VI (the "Closing Date"), at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the parties to this Agreement.

         SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will prepare, execute and acknowledge and thereafter file a certificate of merger in such form as is required by the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as such filings are made with the Delaware Secretary of State, or at such later time as Merger Sub and the Company agree and is specified in such filings (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

         SECTION 1.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in ss.259 of the DGCL and all other effects specified in the applicable provisions of the DGCL. Without limiting the foregoing, at the Effective Time, all properties, rights, privileges, powers, and franchises of the Company and Merger Sub will vest in the Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and Merger Sub will become the debts, liabilities, obligations, and duties of the Surviving Corporation.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended to be identical to the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation will be changed to ____________).

         SECTION 1.6 DIRECTORS. The directors of Merger Sub at the Effective Time will continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7 OFFICERS. The officers of the Company immediately after the Effective Time will be as set forth on Section 1.7 of the Disclosure Letter and will hold office until the earlier of their death, resignation or removal.

         SECTION 1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS; MERGER CONSIDERATION

         SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject to
SECTION 2.2, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company or any shares of capital stock of Merger Sub:

                  (a) Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Each share of Company Common Stock that is owned by the Company or by any wholly-owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time will automatically be canceled and retired without any conversion thereof and no consideration will be delivered with respect thereto.

                  (c) (i) Except for shares to be canceled in accordance with
                  SECTION 2.1(B), each share of the Company Common Stock issued and outstanding as of the Effective Time (the "Common Shares") will be automatically canceled and extinguished and converted into the right to receive in cash the Per Share Amount (the "Merger Consideration") without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Common Shares in accordance with SECTION 2.3.

                           (ii) As of the Effective Time, all Common Shares will
                  no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously representing any such Common Shares will thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously evidencing the Common Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Common Shares as of the Effective Time, except as otherwise provided in this Agreement or by law. Such certificates previously representing Common Shares will be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of SECTION 2.3, without interest.

         SECTION 2.2       APPRAISAL RIGHTS.

                  (a) Notwithstanding anything in this Agreement to the contrary, Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders that are entitled to demand and have properly demanded appraisal of their Common Shares under the DGCL and have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to demand appraisal of such Common Shares and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "Dissenting Shares") will not be converted into or represent a right to receive the Merger Consideration, but the holders of such Dissenting Shares will be entitled only to such rights as are granted under ss.262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Dissenting Shares pursuant to ss.262 of the DGCL will receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that to the extent that any holder or holders of Common Shares have failed to establish the entitlement to appraisal rights as provided in ss.262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such Common Shares and each such Common Share will thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest.

                  (b) The Company will give the Parent and Merger Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to ss.262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under ss.262 of the DGCL. The Company will not, except with the express written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

         SECTION 2.3       PAYMENT FOR COMMON SHARES.

                  (a) Prior to the Effective Time, Merger Sub will appoint a bank or trust company reasonably acceptable to the Company as agent for the holders of Common Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Common Shares become entitled pursuant to SECTION 2.1(C). At the Effective Time, Merger Sub or Parent will provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Common Share then entitled to receive the Merger Consideration (the "Payment Fund").

                  (b) Promptly after the Effective Time, Merger Sub or Parent will cause the Paying Agent to mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "Certificates"), a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

                           (i) Upon surrender to the Paying Agent of a
                  Certificate, together with such letter of transmittal duly executed and completed in accordance with its instructions and such other documents as may be reasonably requested, the holder of such Certificate will be entitled to receive in exchange for such Certificate, less any required withholding of taxes, the Merger Consideration and such Certificate will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates.

                           (ii) If payment or delivery is to be made to a person
                  other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment or delivery that the Certificate so surrendered be properly endorsed, with signature properly guaranteed, or otherwise be in proper form for transfer and that the person requesting such payment or delivery pay any transfer or other taxes required by reason of the payment or delivery to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                           (iii) Subject to SECTION 2.2, until surrendered in
                  accordance with the provisions of this SECTION 2.3(B), each Certificate (other than Certificates held by persons referred to in SECTION 2.1(B)) will represent for all purposes only the right to receive the Merger Consideration, without interest and less any required withholding of taxes.

                  (c) Promptly following the date that is six months after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates, and other property in its possession that constitute any portion of the Payment Fund (including any interest received with respect thereto), and the duties of the Paying Agent will terminate. Thereafter, each holder of a Certificate formerly representing a Common Share or Common Shares shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates without any interest thereon. Notwithstanding the foregoing, neither the Parent, Merger Sub, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to the Payment Fund as such amounts accrue or become available.

                  (d) After the Effective Time there will be no registration of transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time. If after the Effective Time, any Certificate is presented to the Surviving Corporation, it shall be canceled and exchanged for the Merger Consideration, without interest and less any required withholding taxes, as provided for, and in accordance with the procedures set forth in, this ARTICLE II.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted, except for failures to have such power and authority as could not reasonably be expected to result in a Company Material Adverse Effect (as defined below in this SECTION 3.1). The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material

Adverse Effect. The certificate of incorporation and bylaws of the Company, including all amendments, filed with the SEC as part of the Company Reports (as defined below in SECTION 3.6) are accurate and complete. The certificate of incorporation and bylaws of the Company are in full force and effect and the Company is not in default of the performance, observation, or fulfillment of any provision of its certificate of incorporation or bylaws. For purposes of this Agreement, "Company Material Adverse Effect" or "Company Material Adverse Change" means in each case any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, results of operations of the Company and its subsidiaries, taken as a whole or to adversely affect the ability of the Company to perform its obligations under this Agreement and consummate the Merger, provided that none of the following shall be deemed, either alone or in combination, to constitute a Company Material Adverse Effect or Company Material Adverse Change: (i) general industry or economic conditions affecting the U.S. or world economy as a whole, (ii) conditions affecting the health care or health care software industry, so long as such conditions do not affect the Company and the Company's subsidiaries taken as a whole in a disproportionate manner as compared to companies of a similar size, or (iii) any disruption of customer, supplier or employee relationships that the Company can establish results primarily from the announcement of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.2 SUBSIDIARIES. Section 3.2 of the Disclosure Letter is a list of each subsidiary of the Company and its jurisdiction of incorporation or organization.

                  (a) The Company is, directly or indirectly, the record and beneficial owner of all outstanding shares of capital stock or other equity interests of each of its subsidiaries, there are no proxies or voting agreements with respect to any such shares, and no equity security of any of its subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or other equity interests of any such subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any subsidiary is bound to issue additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests. All such shares or other equity interests directly or indirectly owned by the Company are owned by the Company or a wholly-owned subsidiary of the Company, free and clear of any claim, lien, encumbrance, or agreement.

                  (b) Each subsidiary of the Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or entity power and authority and any necessary governmental authority to own, operate, or lease its properties and assets and to carry on its business as it is now being conducted, except for failures as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (c) Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material Adverse Effect. Copies of the charter documents, bylaws, or equivalent organizational documents of each subsidiary of the Company have been delivered to Parent and are accurate and complete.

                  (d)      Neither the Company nor any subsidiary of the
         Company:

                           (i)      beneficially   owns  any  equity   interests
                  in  any  entities  that  are  not subsidiaries of the Company;
                  or

                           (ii) is party to any joint venture, partnership, or
                  similar arrangement.

         SECTION 3.3       AUTHORIZED CAPITAL.

                  (a) The authorized capital stock of the Company consists solely of (i) 20,000,000 shares of common stock, $.001 par value per share, of which 6,772,528 shares are outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, of which there are no shares outstanding as of the date hereof.

                  (b) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, nonassessable, and free of preemptive or similar rights.

                  (c) Section 3.3 of the Disclosure Letter lists each stock option of the Company outstanding on the date hereof (the "Employee Options"), the number of shares covered by such Employee Options, the exercise prices, the exercise dates, and the plan or agreement pursuant to which such Employee Options were issued. Except as set forth above or on Section 3.3 of the Disclosure Letter, there are no preemptive or similar rights nor any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. There are no voting trusts or other understandings to which the Company or any of its subsidiaries is a party with respect to the voting capital stock or other interests of the Company or any of its subsidiaries.

         SECTION 3.4       CORPORATE AUTHORIZATION.

                  (a) The Company has the full corporate power and authority to execute and deliver this Agreement, and, subject to any necessary stockholder approval of the Merger, to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery, and performance by the Company of this Agreement, and the consummation by the Company of the Merger and of the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action and, except for any required approval of the Merger and any adoption of this Agreement by the stockholders of the Company in connection with the consummation of the Merger, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

                  (c) This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         SECTION 3.5       APPROVALS; NO VIOLATIONS.

                  (a) No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except:

                           (i) the filing of a premerger notification and report
                  form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

                           (ii) the filing with the Securities and Exchange
                  Commission (the "SEC") of:

                                    (A)     the Proxy Statement (as defined in
                           SECTION 5.2); and

                                    (B) such reports under the Securities
                           Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and

                           (iii) the filing of the certificate of merger with
                  the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

                  (b) Except as set forth on Section 3.5(b) of the Disclosure Letter, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with any of the provisions of this Agreement do not and will not:

                           (i) conflict with or result in any breach of any
                  provision of the charters or bylaws or equivalent organizational documents of the Company or any of its subsidiaries;

                           (ii) result in a violation or breach of, or
                  constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or require any authorization, consent or approval under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or

                           (iii) provided all filings, permits, authorizations,
                  consents, and approvals as described in SECTION 3.5(A) are made or obtained, violate or require any authorization, consent or approval under any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets;

except, with respect to the foregoing SECTIONS 3.5(A) and (B), such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, authorizations, consents or approvals referred to in this SECTION 3.5 as could not reasonably be expected to result in a Company Material Adverse Effect or to otherwise materially adversely affect the Company's ability to timely (in accordance with this Agreement) perform its obligations under this Agreement and consummate the Merger.

         SECTION 3.6       SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has timely filed with the SEC all forms, reports, statements, and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, and the rules and regulations promulgated thereunder, together with all amendments thereto and will file all such forms, reports, statements and documents required to be filed by it prior to the Effective Time (collectively, the "Company Reports"), and has otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act.

                  (b) The Company has made available to Merger Sub accurate and complete copies of all Company Reports and will promptly deliver to Merger Sub any Company Reports filed by the Company after the date of this Agreement.

                  (c) As of their respective dates, the Company Reports did not and (in the case of Company Reports filed after the date of this Agreement) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or (in the case of Company Reports filed after the date of this Agreement) will be made, not misleading.

                  (d) Each of the historical consolidated balance sheets and each of the historical consolidated statements of income and earnings, stockholders' equity, and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents or will (in the case of Company Reports filed after the date of this Agreement) fairly present the consolidated financial condition, results of operations, stockholders' equity, and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth (subject, in the case of unaudited statements, to normal year-end audit adjustments of a character and amount consistent with those of previous periods), in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved.

                  (e) The Company maintains a system of internal accounting controls sufficient to provide that transactions are executed in accordance with management's general or specific authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.7       ABSENCE OF CERTAIN LIABILITIES AND CHANGES.

                  (a) Except as set forth on Section 3.7(a) of the Disclosure Letter, in the audited financial statements of the Company for the period ended as of September 30, 1999 (a copy of which has been delivered to Parent), in the condensed consolidated balance sheets of the Company as of December, 31, 1999, March 31, 2000, and June 30, 2000 or in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise that could reasonably be expected to result in a Company Material Adverse Effect.

                  (b) Since September 30, 1999, the Company and its subsidiaries have conducted their respective businesses in a manner consistent with past practices, and neither the Company nor any of its subsidiaries has become subject to any material liabilities or obligations other than liabilities or obligations (i) incurred in the ordinary course of business consistent with past practices, or (ii) incurred in connection with this Agreement or the Merger and set forth on Section 3.7(b) of the Disclosure Letter.

                  (c) Except as disclosed in the Company Reports filed prior to the date of this Agreement, since September 30, 1999, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been:

                           (i)      any Company Material Adverse Change;

                           (ii) any declaration, setting aside or payment of any
                  dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

                           (iii) any split, combination or reclassification of
                  any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                           (iv) except as set forth on Section 3.7 of the
                  Disclosure Letter, any granting by the Company or any of its subsidiaries to any director, officer, employee, agent or contractor of the Company or any of its subsidiaries of:

                                    (A) any increase in compensation, except in
                           the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date hereof and set forth on Section 3.9 of the Disclosure Letter; or

                                    (B) any right to participate in (by way of
                           bonus or otherwise) the profits of the Company or any of its subsidiaries;

                           (v) except as set forth on Section 3.7 of the
                  Disclosure Letter, any granting by the Company or any of its subsidiaries to any such director, officer, employee, agent or contractor of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date hereof and set forth on Section 3.9 of the Disclosure Letter,

                           (vi) except as set forth on Section 3.7 of the
                  Disclosure Letter, any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any director, officer, employee, agent or contractor of the Company or any of its subsidiaries;

                           (vii) any damage, destruction or loss, whether or not
                  covered by insurance, that has or could reasonably be expected to have a Company Material Adverse Effect; or

                           (viii) any change in accounting methods, principles
                  or practices by the Company materially affecting its assets, liabilities or business.

         SECTION 3.8       COMPLIANCE WITH APPLICABLE LAW.

                  (a) The Company and each of its subsidiaries currently holds and is in compliance with the terms of all licenses, permits, and authorizations necessary for the lawful conduct of its business, and has complied with, and neither the Company nor any of its subsidiaries is in violation of, or in default under, the applicable statutes, laws, ordinances, rules, regulations, orders, or decrees of any federal, state, local or foreign governmental bodies, agencies, or authorities having, asserting or claiming jurisdiction over it or over any part of its operations or assets, except for violations or defaults that could not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) No investigation or review by any governmental or regulatory bodies, agencies, or authorities with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, have any governmental bodies or authorities or regulatory agencies indicated any intention to conduct such an investigation or review, and no fine has been levied against, or order entered with respect to, the Company or any subsidiary by any governmental body or authority or regulatory agency.

         SECTION 3.9 TERMINATION, SEVERANCE, AND EMPLOYMENT AGREEMENTS. Set forth on Section 3.9 of the Disclosure Letter is a complete and accurate list of each:

                  (a) employment, severance, or collective bargaining agreement not terminable without liability or obligation to the Company or any of its subsidiaries on 60 days' or less notice;

                  (b) agreement with any director, affiliate, executive officer, or other key employee (or any member of the immediate family of any of the foregoing), agent, or contractor of the Company or any subsidiary of the Company:

                           (i) the benefits of which are contingent, or the
                  terms of which are materially altered, on the occurrence of a transaction involving the Company or any subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries; or

                           (ii) providing any term of employment or other
                  compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees, agents, or contractors generally;

                  (c) agreement, plan, or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or included in the determination of such person's "parachute payment" under Section 280G of the Code; and

                  (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         SECTION 3.10      EMPLOYEE BENEFITS; LABOR MATTERS.

                  (a) Set forth in Section 3.10 of the Disclosure Letter is a complete and correct list of all "Employee Benefit Plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). The term "ERISA Affiliate" shall mean any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

                  (b) Neither the Company nor any ERISA Affiliate has at any time maintained any plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or contributed, or been obligated to contribute, to any "multiemployer plan" within the meaning of ERISA
         Section 4001(a)(3).

                  (c) With respect to each Employee Plan intended to constitute a qualified plan under Code Section 401(a):

                           (i) such plan has satisfied in form the requirements
                  of such qualification except to the extent amendments are not required by law to be made until after the Closing Date;

                           (ii) the Internal Revenue Service has issued a
                  favorable determination letter as to the qualified status of the plan;

                           (iii) there has been no termination or partial
                  termination of the plan; and

                           (iv) the plan has been operated and administered in
                  material compliance with its terms and applicable laws.

                  (d) Each Employee Benefit Plan has been operated in material compliance with ERISA, the Code, and other applicable law.

                  (e) With respect to each Employee Benefit Plan, the Company has furnished to Merger Sub true, correct and complete copies of:

                           (i) the plan documents (including amendments and summary plan descriptions);

                           (ii) the most recent determination letter received
                  from the Internal Revenue Service;

                           (iii) the annual reports (Form 5500) required to be
                  filed for the three most recent plan years of each such Employee Benefit Plan; and

                           (iv) all related trust agreements, insurance
                  contracts or other funding agreements that implement such Employee Benefit Plan.

                  (f) Except as set forth on Section 3.10 of the Disclosure Letter and to the extent of coverage required under Code Section 4980B, no written or oral representations have been made by, or on behalf of, the Company or any of its subsidiaries to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare benefit plan (as defined in ERISA
         Section 3(1)) for any period of time beyond the end of the current plan year.

                  (g) Except as set forth on Section 3.10 of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not:

                           (i) accelerate the time of payment or vesting, or
                  increase the amount of compensation (including amounts due under an Employee Benefit Plan) due to any employee, officer, former employee or former officer of Merger Sub; or

                           (ii) require the Company to make a larger
                  contribution to, or pay greater benefits or provide owner rights under, any Employee Benefit Plan than it otherwise would.

                  (h) No condition exists that would subject Merger Sub, any ERISA Affiliate or the Company to any excise tax, penalty tax or fine related to any Employee Benefit Plan, including, but not limited to a violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Code Section 4975(c)(1)).

                  (i) Other than routine claims for benefits, there are no actions, suits, claims, audits or investigations pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Benefit Plans or their assets; and all contributions required to be made to the Employee Benefit Plans have been made timely.

                  (j) Except as set forth in Section 3.9 of the Disclosure Letter, all employees of the Company and its subsidiaries are terminable at the will of the Company, and neither the Company, nor any present or former director, officer, employee or agent of the Company has made any binding commitments of the Company or any of its subsidiaries, written or verbal, to any present or former, director, officer, employee or agent concerning his term, condition, benefits or employment (other than as expressly required by law or stated in an applicable Employee Benefit Plan).

                  (k) All reports, returns or filings required by any government agency have been timely filed in accordance in all material respects with all applicable requirements, except as could not reasonably be expected to have a Company Material Adverse Effect.

                  (l) None of the Company or any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries that may materially interfere with respective business activities of the Company or any of its subsidiaries. None of the Company, its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practices in connection with the operation of the respective businesses of the Company and its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor of Relations Board or any comparable state agency.

                  (m) Set forth on Section 3.10(m) of the Disclosure Letter is a complete list of all current employees, temporary employees, contractors and consultants of the Company and its subsidiaries including date of hiring, current title and compensation, and date and amount of last increase in compensation.

         SECTION 3.11      TAXES.

                  (a) The Company and its subsidiaries have timely filed all federal income tax returns and reports and other material returns and reports relating to federal, state, local, and foreign taxes required to be filed. Such reports and returns are true, correct and complete, except for such failures to be true, correct and complete as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) The Company and its subsidiaries have paid or made adequate provision for all taxes owed except taxes that if not so paid or provided for could not reasonably be expected to result in a Company Material Adverse Effect, and, except as disclosed in Section 3.11 of the Disclosure Letter, no unpaid deficiencies in taxes or other governmental charges for any period have been proposed or assessed by any government taxing authority and, to the knowledge of the Company, no government tax authority is threatening to propose or assess against the Company or any of its subsidiaries any such deficiency or charge that could reasonably be expected to result in a Company Material Adverse Effect.

                  (c) The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over, or to be so holding for payment as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (d) There are no material liens for taxes upon the assets of the Company or its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings diligently prosecuted and listed on Section 3.11 of the Disclosure Letter.

                  (e) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

                  (f) Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

                  (g) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any of its subsidiaries for any taxable period.

                  (h) No claim has been made by a taxing authority in a jurisdiction in which the Company does not file tax returns that the Company is required to file tax returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim.

                  (i) The Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent.

                  (j) The Company has no obligation or liability for the payment of taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise.

                  (k) The Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of:

                           (i) a change in method of accounting for a taxable
                  period ending prior to the Effective Time;

                           (ii) any "closing agreement" as described in Section
                  7121 of the Code (or corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time;

                           (iii) any sale reported on the installment method
                  that occurred prior to the Effective Time; or

                           (iv) any prepaid amount received prior to the
                  Effective Time.

                  (l) All taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements contained in the Company Reports.

                  (m) Except as set forth on Section 3.11 of the Disclosure Letter, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

                  (n) The amounts of the Company's net operating loss carryforwards, and the years in which such carryforwards will expire if not used, are as set forth in the financial statements filed with the Company Reports.

         SECTION 3.12 LITIGATION. Except as set forth on Section 3.12 of the Disclosure Letter, there is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court, regulatory agency, or tribunal. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction, or decree.

         SECTION 3.13      ENVIRONMENTAL MATTERS.

                  (a) Except for matters disclosed in Section 3.13 of the Disclosure Letter and except for matters that could not reasonably be expected to result in a Company Material Adverse Effect:

                           (i) the properties, operations and activities of the
                  Company and its subsidiaries are and have at all times been in compliance with all applicable Environmental Laws (as defined below);

                           (ii) the Company and its subsidiaries and the
                  properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Laws;

                           (iii) all notices, permits, licenses, consents,
                  authorizations, approvals, certificates variances, filings or similar authorizations ("Environmental Permits"), if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Laws in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the generation, management, treatment, storage, transportation, Disposal (as defined below) or Release (as defined below) of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such Environmental Permits;

                           (iv) the Company and its subsidiaries have satisfied
                  and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Laws;

                           (v) to the Company's knowledge, there are no
                  environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site Remediation (as defined below) obligations imposed on the Company or any of its subsidiaries under any Environmental Laws or that would negatively affect the soil, groundwater or surface water or human health;

                           (vi) to the Company's knowledge, since the effective
                  date of the relevant requirements of applicable Environmental Laws and the extent required by such applicable Environmental Laws, all Hazardous Substances (as defined below) generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only to treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes;

                           (vii) there has been no exposure of any person or
                  property to Hazardous Substances, nor has there been any Release of Hazardous

                  Substances into the environment by the Company or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and

                           (viii) the Company and its subsidiaries have made
                  available to Parent all internal and external environmental audits and studies, consent decrees, injunctions, orders and all correspondence on substantial environmental matters (including any Remediation) in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

                  (b) For purposes of this Agreement, the term:

                           (i) "Disposal" shall mean discharging, depositing,
                  injecting, dumping, spilling, leaking, or placing any Hazardous Material into, on or under any land or water so that such Hazardous Material or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including groundwater;

                           (ii) "Environmental Laws" shall mean any and all
                  federal, state and local laws, statutes, ordinances, codes, rules, regulations, licenses, permits, authorizations, decisions, orders, injunctions, or decrees of any governmental body, authority or regulatory agency pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business;

                           (iii) "Hazardous Material" shall mean any substance
                  whether solid, liquid or gaseous that: (x) is listed, defined or regulated as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "toxic substance," "sludge," "solid waste," "pollutant," "contaminant," or otherwise classified as a hazardous, or toxic, in or pursuant to any Environmental Law; (y) is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, crude oil or any fraction thereof, or motor fuel or other refined or process petroleum hydrocarbons; or (z) causes or poses a threat to cause a contamination or nuisance to the property or any adjacent property or a hazard to the environment or the health or safety of persons on or about the property or any adjacent property;

                           (iv) "Release" shall mean any spilling, leaking,
                  pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment that is not authorized by

                  Permit required by or from any federal, state, or local governmental body pursuant to any Environmental Law;

                           (v) "Remediation" shall mean those actions taken in
                  the event of a Release or threatened Release of a Hazardous Material into the environment, to prevent or minimize the Release of a Hazardous Material so that it does not migrate to cause substantial danger to present or future public health or welfare of the environment and includes, but is not limited to storage, confinement, dikes, trenches, ditches, clay cover, neutralization, cleanup, recycling, reuse, diversion, destruction, segregation dredging, excavation, repair, replacement, collection, treatment, incineration, monitoring, storage, transportation, and destruction.

         SECTION 3.14      VOTING REQUIREMENTS.

                  (a) The Board of Directors of the Company at a meeting duly called and held:

                           (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders;

                           (ii) approved the Merger and this Agreement and the
                  transactions contemplated by this Agreement;

                           (iii) recommended approval of this Agreement and the
                  Merger by the Company's stockholders and directed that the Merger and this Agreement be submitted for consideration by the Company's stockholders; and

                           (iv) taken all necessary action to assure that this
                  Agreement, the Merger and all other transactions contemplated by this Agreement are not to be subject to ss.203 of the DGCL.

                  (b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

         SECTION 3.15 FINDERS AND INVESTMENT BANKERS; TRANSACTION EXPENSES. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Houlihan Lokey Howard & Zukin (the "Advisor"), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to the Advisor (as reflected in the letter agreement dated September 22, 2000 between Advisor and the Company, copies of which the Company has delivered to Parent). The fee payable under such letter agreement upon the consummation of the transactions contemplated by this Agreement, including fees for Advisor's fairness opinion is set forth on Section 3.15 of the Disclosure Letter.

         SECTION 3.16 INSURANCE. The Company and each of its subsidiaries is currently insured, and during each of the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured. Section 3.16 of the Disclosure Letter contains a complete listing of all insurance (and all self-insurance arrangements) maintained by the Company as of the date hereof that provides coverage for any current or contingent claim, indicating the form of coverage, name of carrier and broker, coverage limits and premium, expiration dates, deductibles, and all endorsements.

         SECTION 3.17      TITLE TO PROPERTIES; ENTIRE BUSINESS.

                  (a) The Company and its subsidiaries have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their respective businesses, in each case, free and clear of any liens, claims or encumbrances other than Permitted Liens (as defined below). The Company and its subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted.

                  (b) As used in this Agreement, a "Permitted Lien" means:

                           (i) a lien of a landlord, carrier, warehouseman,
                  mechanic, materialman, or any other statutory lien arising in the ordinary course of business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business;

                           (ii) a lien for taxes not yet due or being diligently
                  contested in good faith in appropriate proceedings and that will not result in a Company Material Adverse Effect;

                           (iii) with respect to the right of the Company or its
                  subsidiaries to use any property leased to the Company or its subsidiaries, a lien that arises by the terms of the applicable lease;

                           (iv) a purchase money security interest arising in
                  the ordinary course of business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business; or

                           (v) any other lien that does not materially detract
                  from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

         SECTION 3.18      INTELLECTUAL PROPERTY RIGHTS.

                  (a) Except as set forth on Section 3.18 of the Disclosure Letter, there are no registered patents, trademarks, service marks, trade names or copyrights (the "Registered Intellectual Property"), or applications for or licenses (to or from the Company or any of its subsidiaries) with respect to any Registered Intellectual Property that are material to the Company and its subsidiaries taken as a whole, that:

                           (i) are owned by the Company or any of its
                  subsidiaries, or with respect to which the Company or any of its subsidiaries has any rights; or

                           (ii) are used, whether directly or indirectly, by the
                  Company or any of its subsidiaries.

                  (b) The Company has good title to its DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- products, including, without limitation, DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- C/S products, and all source code, algorithms, specifications, documentation and user and training materials relating to the same (collectively, the "DIAMOND Products"), free and clear of any liens, claims or encumbrances other than Permitted Liens. The DIAMOND Products are listed on Section 3.18(b) of the Disclosure Letter. The Company owns no other software products, and has no software products in development. The Company and its subsidiaries own all rights to market, sell, license, install, maintain and otherwise use the DIAMOND Products without infringing on or otherwise acting adversely to the rights or claimed rights of any person. To the knowledge of the Company, none of the Company's existing or contemplated development efforts with respect to the DIAMOND Products or future products of the Company infringe on or will infringe on or otherwise adversely affect the rights or claimed rights of any person.

                  (c) Except as set forth on Section 3.18 of the Disclosure Letter (and excluding the DIAMOND Products), the Company and its subsidiaries have the right to use the Registered Intellectual Property set forth on Section 3.18 of the

         Disclosure Letter, and any other computer software and software licenses, intellectual property, proprietary information, trade secrets, trademarks, trade names, copyrights, material and manufacturing specifications, drawings and designs used by the Company or any of its subsidiaries (collectively, "Intellectual Property"), without infringing on or otherwise acting adversely to the rights or claimed rights of any person, except to the extent such infringement or actions adverse to another's rights or claimed rights could not reasonably be expected to have a Company Material Adverse Effect.

                  (d) The Company and its subsidiaries have taken all commercially reasonable actions to protect, and to prevent the unauthorized disclosure of, each item of Intellectual Property (including, without limitation, the DIAMOND Products), owned by them, including, without limitation, through the use of written nondisclosure agreements. Except as disclosed in Section 3.20(a) of the Disclosure Letter, the Company has not disclosed the source code for any of the DIAMOND Products.

                  (e) Except as set forth on such Section 3.18 of the Disclosure Letter, neither the Company nor any of its subsidiaries is obligated to pay any royalty or other consideration material to the Company and its subsidiaries taken as a whole to any person in connection with the Company's use or ownership of any Intellectual Property (including the DIAMOND Products).

                  (f) Except as set forth on such Section 3.18 of the Disclosure Letter and as could not reasonably be expected to have a Company Material Adverse Effect, to the Company's knowledge, no other person is infringing on the rights of the Company and its subsidiaries in any of their Intellectual Property (including the DIAMOND Products).

         SECTION 3.19      MAJOR CUSTOMERS.

                  (a) Section 3.19 of the Disclosure Letter contains a list of:
         (i) all customers for which the Company provides maintenance services with respect to its DIAMOND Products; (ii) the Company's ten largest DIAMOND-Registered Trademark- 725 C/S active customers (in terms of revenues for the nine-month period ended June 30, 2000); (iii) the Company's ten largest DIAMOND-Registered Trademark- 950 C/S active customers (in terms of revenues for the nine-month period ended
         June 30, 2000); (iv) all customers that generated in excess of $25,000 in revenue for the Company and its subsidiaries during the nine-month period ended June 30, 2000 (all of such customers described in the preceding clauses (i) through (iv) collectively, the "Major Customers"); (v) the amount of revenues attributable to each Major Customer in the fiscal year ended September 30, 1999; (vi) the amount of revenues attributable to each Major Customer during the nine-month period ended June 30, 2000; (vii) the scheduled expiration date of the respective contracts between the Company and its subsidiaries and the Major Customers

         (the "Customer Contracts"), as applicable; and (viii) the provisions of each Customer Contract relating to a change of control of the Company or its subsidiaries, as applicable.

                  (b) Except as set forth in Section 3.19(b) of the Disclosure Letter or except as could not reasonably be expected to have a Company Material Adverse Effect, since September 30, 1999: (i) none of the Major Customers has terminated or altered its relationship with the Company other than in the ordinary course of business, or, to the Company's knowledge, threatened to do so or otherwise notified the Company of its intention to do so; and (ii) there has been no dispute with any of the Major Customers.

                  (c) Without limiting the foregoing SECTION 3.19(B), it is acknowledged and agreed that (i) any termination or material alteration (other than in the ordinary course of business) of the Company's relationship with, (ii) any notification of any material threat or intention to so terminate or materially alter the Company's relationship with, and (iii) any notification of any material dispute with, any of the customers designated by the Parent and listed on
         Section 3.19(c) of the Disclosure Letter since September 30, 1999 will constitute a "Company Material Adverse Effect" for purposes of this Agreement.

         SECTION 3.20      CONTRACTS.

                  (a) Set forth on Section 3.20(a) of the Disclosure Letter is a list of all contracts or agreements (i) granting any party any access or rights, contingent or otherwise, to the DIAMOND Products; (ii) granting any party the right, contingent or otherwise, (A) to sublicense the DIAMOND Products to any other party or (B) to provide third parties any services using, or access to, the DIAMOND Products, including, without limitation, the right to act as a service bureau or provide the software on a time share basis; (iii) granting any license to the source code for the DIAMOND Products; and (iv) obligating the Company to provide, or pursuant to which the Company provides, products or services without compensation or below the cost to the Company to provide such products or services.

                  (b) Set forth on Section 3.20(b) of the Disclosure Letter is a list of each contract or agreement to which the Company or any of its subsidiaries is a party or to which the Company, any of its subsidiaries or any of their respective assets is in any way bound or obligated, pursuant to which the Company or any of its subsidiaries could be required to make or entitled to receive aggregate payments or other value in excess of $25,000 or that is otherwise material to the Company and its subsidiaries. Each contract disclosed on Section 3.20(a) of the Disclosure Letter or Section 3.20(b) of the Disclosure Letter is, to the extent it purports to be, a valid and legally binding obligation of the Company or of its subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, and is in full force and effect. Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.21      INSIDER INTERESTS.

                  (a) Except as set forth on Section 3.21 of the Disclosure Letter, no stockholder beneficially owning in excess of 5% of the Company Common Stock, officer, director, employee (or any member of the immediate family of any of the foregoing) or agent of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act):

                           (i) has any interest in any assets or property
                  (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company);

                           (ii) has any direct or indirect interest of any
                  nature whatsoever in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise), or is involved in any way with, the Company or any subsidiary of the Company; or

                           (iii) is indebted or otherwise obligated to the
                  Company (other than expense advances in the ordinary course of business).

                  (b) The Company is not indebted or otherwise obligated to any such person described in SECTION 3.21(A), except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

                  (c) As of the date of this Agreement, except for claims and proceedings listed on Section 3.21 of the Disclosure Letter, to the knowledge of the Company, there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee (or any member of the immediate family of any of the foregoing) of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

         SECTION 3.22 NONCOMPETITION; RESTRICTIONS ON BUSINESS. Except as described in Section 3.22 of the Disclosure Letter, the Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any noncompetition, limitation on its ability to provide services or products to any customer or potential customer, or similar restriction on their respective businesses.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and any necessary governmental authority to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so duly qualified or licensed and in good standing as could not reasonably be expected to result in a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" or "Parent Material Adverse Change" means in each case any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, results of operations, or legal or regulatory environment of Parent and its subsidiaries, taken as a whole, or to adversely affect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

         SECTION 4.2       CORPORATE AUTHORIZATION.

                  (a) Each of Parent and Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery, and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and of the other transactions contemplated by this Agreement have been duly and validly authorized by Parent as sole stockholder of Merger Sub and by the Board of Directors of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

                  (c) This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         SECTION 4.3       APPROVALS; NO VIOLATIONS.

                  (a) No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except:

                           (i) the filing of a premerger notification and report
                  form under the HSR Act;

                           (ii) the filing with the SEC of such reports under
                  the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and

                           (iii) the filing of the certificate of merger with
                  the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

                  (b) Except as set forth on Section 4.3(b) of the Disclosure Letter, the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the compliance by them with any of the provisions of this Agreement will not:

                           (i) conflict with or result in any breach of any
                  provision of the organizational documents or bylaws of Parent or Merger Sub;

                           (ii) result in a violation or breach of, or
                  constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) or require any authorization, consent or approval under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound; or

                           (iii) violate or require any authorization, consent
                  or approval under any order, writ, injunction, decree, statute, rule, or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except such violations, conflicts, breaches, defaults, terminations, or accelerations referred to in this SECTION 4.3 as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1       CONDUCT OF BUSINESS OF THE COMPANY.

                  (a) Except as expressly contemplated by this Agreement during the period from the date of this Agreement to the Effective Time:

                           (i) the Company and each of its subsidiaries will
                  conduct its business solely in the ordinary course consistent with past practices;

                           (ii) neither the Company nor any of its subsidiaries
                  will intentionally take or willfully omit to take any action that results in or could reasonably be expected to result in, a Company Material Adverse Effect; and

                           (iii) the Company will use its commercially
                  reasonable efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and consultants, and to maintain satisfactory relationships with customers, agents, reinsurers, suppliers, and other persons having business relationships with the Company or its subsidiaries.

                  (b) Without limiting the provisions of SECTION 5.1(A), except as otherwise expressly provided in this Agreement, neither the Company nor any of its subsidiaries will:

                           (i) issue, sell, or dispose of additional shares of
                  capital stock of any class (including shares of Company Common Stock) of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than shares of Company

                  Common Stock issued upon exercise of the options disclosed in
                  Section 3.3 of the Disclosure Letter, in each case in accordance with the terms of such options or as disclosed on
                  Section 3.3 of the Disclosure Letter;

                           (ii) redeem, purchase, or otherwise acquire, or
                  propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or any of its subsidiaries;

                           (iii) split, combine, subdivide, or reclassify any of
                  its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the Company and its subsidiaries from their respective subsidiaries;

                           (iv) sell, pledge, dispose of, or encumber any of its
                  assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices or between the Company and its subsidiaries;

                           (v) incur or modify any indebtedness or issue or sell
                  any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances;

                           (vi) adopt or amend any bonus, profit sharing,
                  compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, or other arrangements for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits); increase in any manner the compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds, or other such arrangements or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing; or make or agree to make any payments to any directors, officers, agents, contractors, or employees relating to a change or potential change in control of the Company; notwithstanding the foregoing, the Company may, upon, reasonable prior notice to Parent, make amendments to Company Benefit Plans that are required by applicable law;

                           (vii) acquire by merger, consolidation, or
                  acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other person;

                           (viii) amend its certificate of incorporation, bylaws
                  or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

                           (ix) take any action other than in the ordinary
                  course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

                           (x) change any method of accounting or accounting
                  practice used by the Company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles;

                           (xi) revalue in any respect any of its assets,
                  including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

                           (xii) authorize any new capital expenditure or
                  expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                           (xiii) make any tax election, settle or compromise
                  any federal, state, or local tax liability or consent to the extension of time for the assessment or collection of any federal, state, or local tax;

                           (xiv) settle or compromise any pending or threatened
                  suit, action, or claim material to the Company and its subsidiaries taken as a whole or relevant to the transactions contemplated by this Agreement;

                           (xv) authorize, recommend, propose or announce an
                  intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

                           (xvi) enter into any collective bargaining agreement;

                           (xvii) engage in any transaction with, or enter into
                  any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates (or any member of their respective families) other than pursuant to such agreements existing on the date of this Agreement and disclosed on the Disclosure Letter or, between the Company and any of its wholly-owned subsidiaries; or

                           (xviii) voluntarily take any action or willfully omit
                  to take any action that could make any representation or warranty in ARTICLE III untrue or incorrect in any material respect at any time, including as of the date of this Agreement and as of the Effective Time, as if made as of such time.

         SECTION 5.2       PROXY STATEMENT.

                  (a) Promptly after the execution of this Agreement, the Company and Parent will cooperate with each other and use all commercially reasonable efforts to prepare, and the Company will file with the SEC, as soon as is reasonably practicable, a proxy statement, together with a form of proxy, with respect to the Special Meeting (as defined in SECTION 5.3). For the purposes of this Agreement, the term "Proxy Statement" means such proxy or information statement filed in final form with the SEC at the time it initially is mailed to the stockholders of the Company and all amendments or supplements thereto, if any, similarly filed and mailed.

                  (b) The parties will use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, the Company will mail the Proxy Statement to the Company's stockholders as of the record date for the Special Meeting.

                  (c) The Company represents that none of the information contained in the Proxy Statement, and Parent and Merger Sub represent that none of the written information provided or to be provided by them expressly for use in the Proxy Statement, will, on the date the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Special Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and Parent, the Company, and Merger Sub each agrees to correct any information provided by it for use in the Proxy Statement that has become false or misleading in any material respect and the Company will file such amendments and supplements as are necessary.

                  (d) Provided that Parent and Merger Sub provide all necessary information they are required to provide for inclusion therein, and provided further that Parent and Merger Sub have complied with their obligations under SECTION 5.2(C), the Company agrees that the Proxy Statement will comply as to form in all material respects with all applicable requirements of federal securities laws and applicable state laws.

         SECTION 5.3       ACTION OF STOCKHOLDERS OF THE COMPANY; VOTING.

                  (a) The Company will take all action necessary in accordance with the DGCL and the certificate of incorporation and bylaws of the Company, to call, as soon as is practicable, a meeting of its stockholders (the "Special Meeting") at which the stockholders of the Company will consider and vote upon the Merger and this Agreement. Unless the Board of Directors determines in its good faith judgment, after consultation with outside legal counsel, that its fiduciary duties require otherwise, the Proxy Statement will contain the recommendation of the Board of Directors of the Company that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The Company will, at the request of Parent, use all commercially reasonable efforts to obtain from its stockholders proxies in favor of such adoption and approval and to take all other action necessary or helpful to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

                  (b) At the Special Meeting, Parent, Merger Sub, and their subsidiaries will vote, or cause to be voted, all of the shares of Company Common Stock then owned by any of them in favor of the Merger and the Agreement.

         SECTION 5.4       ADDITIONAL AGREEMENTS.

                  (a) Subject to the terms and conditions of this Agreement and to the fiduciary obligations of the Board of Directors of the Company under applicable law, each of the parties agrees to use their respective commercially reasonable efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger) and to cooperate with each other in connection with the foregoing, including, without limitation, using their respective commercially reasonable efforts:

                           (i) to obtain all necessary waivers, consents, and
                  approvals from other parties to loan agreements, leases, and other contracts;

                           (ii) to obtain all necessary consents, approvals, and
                  authorizations as are required to be obtained under any federal, state, or foreign law or regulations;

                           (iii) to lift or rescind any injunction or
                  restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement;

                           (iv) to prepare and effect all necessary
                  registrations and filings; and

                           (v) to fulfill all conditions to and covenants
                  contained in this Agreement.

                  (b) If, after the Effective Time, any action is necessary to effect the purposes of this Agreement, the proper officers and directors of each party will take all such necessary action.

         SECTION 5.5       NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company will give prompt notice to Parent and Merger Sub, and Parent and Merger Sub will give prompt notice to the Company, of:

                           (i) the occurrence, or failure to occur, of any
                  event, which occurrence or failure could cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time;

                           (ii) any material failure of the Company, Parent, or
                  Merger Sub, as the case may be, or of any officer, director, employee, or agent of the Company, Parent, or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement;

                           (iii) any act, omission to act, event, or occurrence
                  that, with notice, the passage of time, or otherwise, could result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be; and

                           (iv) any contingent liability of the Company for
                  which it reasonably believes it will, with the passage of time or otherwise, become liable.

                  (b) The notification described in SECTION 5.5(A) will not affect the representations or warranties of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.6       ACCESS TO INFORMATION.

                  (a) From the date of this Agreement to the Effective Time, the Company will, and will cause its subsidiaries, officers, directors, employees, and agents upon reasonable notice to, afford to officers, employees, and agents of Parent, Merger Sub and their affiliates and the banks, other financial institutions, and investment bankers working with Parent or Merger Sub, and their respective officers, employees, and agents, complete access at all reasonable times to its officers, employees, agents, properties, books, records, and contracts, and will furnish Parent, Merger Sub and their affiliates and the banks, other financial institutions, and investment bankers working with Parent or Merger Sub, all financial, operating, and other data and information as they reasonably request. Without limiting the foregoing, the Company has delivered to Parent the financial statements and operating results of the Company and its subsidiaries for the months ended July 31 and August 31, 2000 and the Company will promptly deliver to Parent the financial statements and operating results of the Company and its subsidiaries for each month prior to the Closing Date, as they come available.

                  (b) Each of Parent and Merger Sub will hold and will cause its directors, officers, agents, employees, consultants, and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to such persons in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by such persons from sources other than the Company, or its directors, officers, representatives, or affiliates, (ii) in the public domain through no fault of such persons, or (iii) later lawfully acquired by such persons on a non-confidential basis from other sources who are not known by Parent or Merger Sub to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Parent or Merger Sub by a contractual, legal, or fiduciary obligation) and will not release or disclose such information to any other person, except its directors, officers, agents, employees, consultants, and advisors, in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, Parent and Merger Sub will, and will use all commercially reasonable efforts to cause their auditors, attorneys, advisors, and other consultants, agents, and representatives to, return to the Company or destroy all copies of written information furnished by the Company to Parent and Merger Sub or their agents, representatives, or advisors. It is understood that Parent and Merger Sub will be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

                  (c) No investigation pursuant to this SECTION 5.6 will affect any representations or warranties of the parties in this Agreement or the conditions to the obligations of the parties to this Agreement.

         SECTION 5.7 PUBLIC ANNOUNCEMENTS. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the other transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the listing requirements of any securities exchange.

         SECTION 5.8       OFFICERS' AND DIRECTORS' INDEMNIFICATION.

                  (a) Parent and Merger Sub agree that all rights to indemnification now existing in favor of the directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws and pursuant to the contracts listed on SCHEDULE 5.8 will, to the extent such rights are in accordance with applicable law, survive the Merger and stay in effect in accordance with their respective terms.

                  (b) In the event any action, suit, proceeding, or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Effective Time, the parties to this Agreement agree, subject to the fiduciary duties of the respective directors of the Company and Parent, to cooperate and use all commercially reasonable efforts to defend against and respond to such action, suit, proceeding, or investigation.

                  (c) Parent will extend the term of the Company's existing directors and officers liability insurance policies for three years and will purchase a six-year tail to be effective for the six-year period commencing on March 4, 2001 for the Company's director's and officer's liability insurance policies in effect as of the date hereof.

                  (d) The covenants contained in this SECTION 5.8 will survive the Merger and will continue without time limit.

         SECTION 5.9 EMPLOYEE OPTIONS. As soon as practicable following the date of this Agreement, the Company will take such actions as are required to provide that each of the Employee Options outstanding immediately prior to the consummation of the Merger, whether or not then exercisable, will be canceled, if not exercised by the holder thereof immediately prior to the consummation of the Merger without the incurrence of any liability or obligation on the part of the Company.

         SECTION 5.10 OTHER ACTIONS BY THE COMPANY. If any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute, regulation, charter provision, or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company and the members of the Board of Directors of the Company will use their commercially reasonable efforts to grant such approvals and take such actions as are necessary under such laws, provisions, or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

         SECTION 5.11 LETTERS OF ACCOUNTANTS. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Anderson LLP, the Company's independent public accountants, dated and delivered on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.1 MUTUAL CONDITIONS. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the following conditions:

                  (a) This Agreement will have been adopted and approved by the affirmative vote of the stockholders of the Company in accordance with the certificate of incorporation and bylaws of the Company, and with applicable law.

                  (b) No federal or state statute, rule, regulation, injunction, decree, or order will be enacted, promulgated, entered, or enforced that would prohibit consummation of the Merger or of the other transactions contemplated by this Agreement; provided that the parties to this Agreement agree to use their respective commercially reasonable efforts to have any such injunction, decree, or order lifted.

                  (c) The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

         SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) Each of the representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties that address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (b) The Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

                  (c) The Company will have delivered, or caused to be delivered, to Parent:

                           (i) a certificate of good standing from the Delaware
                  Secretary of State and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing;

                           (ii) duly adopted resolutions of the Board of
                  Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and

                           (iii) a true and complete copy of the certificate of
                  incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

                  (d) Parent will have received "comfort letters" from Arthur Anderson LLP on the date the Proxy Statement is mailed to the Company's stockholders and on the Closing Date.

                  (e) From and including the date of this Agreement, there will not have occurred a Company Material Adverse Change.

                  (f) Parent will have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings required under the terms, conditions or provisions of any item or matter referenced in SECTION 3.5(B) and SECTION 4.3(B) and required to be listed on Section 3.5(b) and Section 4.3(b) of the Disclosure Letter (collectively, "Consents and Filings") have been obtained or made, as applicable, by the Company, Merger Sub or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements, and are in full force and effect.

                  (g) Parent shall have received an opinion of counsel to the Company, Gibson, Dunn & Crutcher LLP, in the form of EXHIBIT B. In rendering such opinion, such counsel may rely on opinions of local counsel to the extent such counsel deems it reasonable to do so. Such counsel will also state that the Proxy Statement complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder. In addition, such counsel will state that it has participated in the preparation of the Proxy Statement and has read the documents incorporated by reference therein, and that, although such counsel is not assuming responsibility for the matters stated in the Proxy Statement, such counsel has no reason to believe that the Proxy Statement on the date the Proxy Statement was first mailed to the stockholders of the Company and on the date of the Special Meeting or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (h) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all options to purchase shares of Company Common Stock have been canceled or exercised.

                  (i) On the Closing Date, Dissenting Shares shall aggregate no more than 5% of the then outstanding shares of Company Common Stock.

                  (j) The Company shall have used commercially reasonable efforts to cause at least 90% of the employees of the Company as of the date hereof (other than the Designated Employees) to have executed and delivered to Parent an Associate's Agreement in the form attached hereto as EXHIBIT C.

                  (k) Without limiting the provisions of SECTION 6.2(J), the Company shall have used commercially reasonable efforts to cause all of the employees of the Company specifically designated by Parent to have agreed to remain employed by the Surviving Corporation after the Closing, including by having executed an Associate's Agreement, in the capacities designated by Parent.

                  (l) Parent shall have received an executed Non-Competition Agreement from Richard C. Auger in the form attached hereto as EXHIBIT D.

         SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

                  (a) Each of the representations of Parent and Merger Sub contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. The Company will have received a certificate of a Vice President and the Chief Financial Officer of Parent to such effect.

                  (b) Parent will have, and will cause Merger Sub to have, performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company will have received a certificate of a Vice President and the Chief Financial Officer of Parent to such effect.

                  (c) Parent will have delivered to the Company:

                           (i) certificates of good standing from the Delaware
                  Secretary of State stating that each of Parent and Merger Sub is a validly existing corporation in good standing;

                           (ii) duly adopted resolutions of the Board of
                  Directors of each of Parent and Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by the Secretary or the Assistant Secretary of the Company; and

                           (iii) a true and complete copy of the certificates of
                  incorporation, as amended, of Parent and Merger Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the bylaws, as amended, of Parent and Merger Sub certified by the Secretary or Assistant Secretary of Parent and Merger Sub, as applicable.

                  (d) The Company shall have received an opinion of counsel to Parent and Merger Sub, Hughes & Luce, L.L.P., in the form of EXHIBIT E. In rendering such opinion, such counsel may rely on opinions of local counsel to the extent such counsel deems it reasonable to do so.

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding approval of this Agreement and the Merger by the Company's stockholders):

                  (a) by mutual written consent of Parent, Merger Sub, and the Company;

                  (b) by Parent and Merger Sub, on the one hand, or the Company, on the other hand, if any court of competent jurisdiction or other governmental body has issued a final order, decree, or ruling or taken any other final action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action is or has become nonappealable;

                  (c) by the Company if a person or group has made a bona fide proposal concerning a Third Party Acquisition (as defined in SECTION 7.3(C)):

                           (i) that the Board of Directors of the Company
                  determines in its good faith judgment and in the exercise of its fiduciary duties, after consultation with its financial advisors, is a Superior Proposal; and

                           (ii) as a result of which the Board of Directors of
                  the Company determines in its good faith judgment, after consultation with outside legal counsel, that it is obligated by its fiduciary duties to terminate this Agreement, provided:

                                    (A) that the Company may not terminate this
                           Agreement pursuant to this SECTION 7.1(C) unless and until:

                                            (1) three business days have elapsed
                                    following delivery to Parent of a written notice of such determination by the Board of Directors of the Company:

                                                     (I) which notice informs
                                            Parent of the terms and conditions
                                            of the proposed Third Party
                                            Acquisition; and

                                                     (II) during such three
                                            business day period the Company
                                            otherwise reasonably cooperates with
                                            Parent with respect thereto
                                            (subject, in the case of this
                                            SECTION 7.1(C)(II)(A)(1)(II), to the
                                            condition that the Board of
                                            Directors of the Company shall not
                                            be required to take any action that
                                            it determines in its good faith
                                            judgment, after consultation with
                                            outside legal counsel, would result
                                            in a violation of its fiduciary
                                            duties to the stockholders under
                                            applicable law) with the intent of
                                            providing Parent with the
                                            opportunity to offer to modify the
                                            terms and conditions of this
                                            Agreement so that the transactions
                                            contemplated hereby may be effected;
                                            and

                                            (2) at the end of such three
                                    business day period the determination of the Board of Directors of the Company described in SECTION 7.1(C)(I) continues (after consultation with its financial advisors) to be the good faith judgment of the Board of Directors of the Company, and the provisions of SECTION 7.1(C)(II) continue to be true; and

                                    (B) that such termination under this SECTION
                           7.1(C) will not be effective until payment of the fee required by SECTION 7.3(B);

                  (d)      by Parent and Merger Sub, if:

                           (i) there has been a breach (which breach is not
                  cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any representation or warranty on the part of the Company having a Company Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger;

                           (ii) there has been a breach (which breach is not
                  cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any covenant or agreement on the part of the Company having a Company Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger;

                           (iii) the Company, directly or indirectly, solicits,
                  facilitates, or encourages the initiation of any inquiries or proposals regarding a Third Party Acquisition in violation of the first sentence of SECTION 8.7(A), which violation is not cured prior to 5 days following notice to the Company by Parent of such violation. The parties hereto understood and agree that any such violation that results in or leads to, at any time (before or after such five-day period), a Superior Proposal or that otherwise materially adversely affects the ability of the Company to perform its obligations under this Agreement and consummate the Merger without significant delay (it being understood and agreed that any delay beyond February 15, 2001 will be deemed a significant delay) (collectively, an "Adverse Result"), will constitute a violation that was not cured within such 5 day period; provided however, that the parties hereto further understand and agree that if the Company communicates to the party acting as a result of such violation that the Company is bound by the provisions of
                  SECTION 8.7(A), and such violation does not result in an Adverse Result, such violation will be deemed to have been cured by the Company; provided further, however, that the opportunity of the Company to so cure any such violation is expressly conditioned on the Company having diligently taken, at all times during the term of this Agreement, all reasonable measures to prevent such violation, including, without limitation, informing its officers, directors and representatives of the prohibition contained in the first sentence of SECTION 8.7(A);

                           (iv) the Company engages in negotiations with any
                  person or group (other than Parent or Merger Sub) that has proposed a Third Party Acquisition except to the extent permitted by SECTION 8.7;

                           (v) the Company enters into an agreement, letter of
                  intent, or arrangement with respect to a Third Party Acquisition; or

                           (vi) the Board of Directors of the Company has
                  withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement, or the Merger or has recommended another transaction, or has adopted any resolution to effect any of the foregoing;

                  (e)      by the Company if:

                           (i) there has been a breach (which breach is not
                  cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any representation or warranty on the part of Parent or Merger Sub having a Parent Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger; or

                           (ii) there has been a material breach (which breach
                  is not cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any covenant or agreement on the part of Parent or Merger Sub having a Parent Material Adverse Effect or materially adversely affecting or delaying the ability of the Company to consummate the Merger;

                  (f) by either Parent or the Company, if the Merger has not occurred by February 15, 2001, unless the failure to consummate the Merger is the result of a breach of any covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement pursuant to this provision; or

                  (g) by either Parent or the Company (provided that the terminating party is not in material breach of any of its representations, warranties, or obligations under this Agreement), if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1, this Agreement will become void and have no effect, without any liability on the part of any party to this Agreement or its affiliates, directors, officers, or stockholders, other than as provided by this SECTION 7.2 and SECTIONS 5.6(B), 5.7, and 7.3. Nothing contained in this SECTION 7.2 will relieve any party from liability for any willful breach of this Agreement.

         SECTION 7.3       FEES AND EXPENSES.

                  (a) In the event Parent and Merger Sub terminate this Agreement pursuant to SECTION 7.1(D) or the Company terminates this Agreement pursuant to SECTION 7.1(C), the Company will reimburse Parent, Merger Sub, and their affiliates and in the event the Company terminates this Agreement pursuant to Section 7.1(e) Parent will reimburse the Company and its affiliates (not later than one business day after submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Merger, and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, financing sources, investment bankers, counsel to any of the foregoing, and accountants).

                  (b)      If:

                           (i) (A) Parent and Merger Sub terminate this
                  Agreement pursuant to SECTIONS 7.1(D)(IV), (V) OR (VI) or in circumstances that would permit Parent and Merger Sub to terminate this Agreement pursuant to SECTIONS 7.1(D) (IV), (V) OR (VI) had a notice of termination specified such SECTION 7.1(D) (IV), (V) OR (VI) or (B) if the Company terminates this Agreement pursuant to SECTION 7.1(C) or the Parent or the Company terminate this Agreement pursuant to SECTION 7.1(G), and in the case of either clause (i)(A) or (i)(B), the Company has, or within 365 days after a termination pursuant to clause
                  (i)(A) or (i)(B), the Company enters into, an agreement, letter of intent, or arrangement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then in either case the Company will pay to Parent, within one business day following the execution and delivery of such agreement or letter of intent or the entering into of such an arrangement or the occurrence of such Third Party Acquisition, as the case may be, or simultaneously with such termination, a fee, in cash, of $850,000 and reimburse Parent for all out-of-pocket fees and expenses actually incurred by or on behalf of Parent or Merger Sub in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing, and accountants); or

                           (ii) Parent and Merger Sub terminate this Agreement
                  pursuant to SECTION 7.1(d)(III), or in circumstances that would permit Parent and Merger Sub to terminate this Agreement pursuant to SECTION 7.1(D)(III) had a notice of termination specified such SECTION 7.1(D)(III), then the Company will pay to Parent, within one business day following the occurrence of any event specified in SECTION 7.1(D)(III) or simultaneously with such termination, a fee, in cash, of $850,000 and reimburse Parent for all out-of-pocket fees and expenses actually incurred by or on behalf of Parent or Merger Sub in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing, and accountants).

                  (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events:

                           (i) the acquisition of the Company by merger or
                  otherwise by any person or group other than Parent, Merger Sub, or any affiliate of Parent or Merger Sub (a "Third Party");

                           (ii) the acquisition by a Third Party of more than
                  19.9% of the total assets of the Company and its subsidiaries, taken as a whole;

                           (iii) the acquisition by a Third Party of 19.9% or
                  more of the outstanding shares of Company Common Stock from the Company or any of its affiliates or in a transaction or series of related transactions that results in a change of control of the Company;

                           (iv) the adoption by the Company of a plan of
                  liquidation of the Company or the declaration or payment of an extraordinary dividend;

                           (v) the acquisition by the Company or any of its
                  subsidiaries of more than 19.9% of the outstanding shares of Company Common Stock; or

                           (vi) or any agreement or understanding to do or that
                  would result in any of the foregoing.

                  (d) Except as specifically provided in this SECTION 7.3 each party will bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

         SECTION 7.4 AMENDMENT. This Agreement may not be amended except in an instrument in writing signed on behalf of all of the parties to this Agreement; PROVIDED, HOWEVER, that after approval of the Merger and this Agreement by the stockholders of the Company, no amendment that under applicable law requires further approval of such stockholders may be made without the further approval of such stockholders of the Company.

         SECTION 7.5       WAIVER.

                  (a) At any time prior to the Effective Time, whether before or after the Special Meeting, any party to this Agreement may:

                           (i) extend the time for the performance of any of the
                  obligations or other acts of any other party or parties to this Agreement;

                           (ii) waive any inaccuracies in the representations
                  and warranties contained in this Agreement by any other applicable party or in any documents, certificate, or writing delivered pursuant to this Agreement by any other applicable party; or

                           (iii) waive compliance with any of the agreements of
                  any other party or with any conditions to its own obligations.

                  (b) Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. The representations and warranties made in this Agreement will not survive beyond the Effective Time or the termination of this Agreement, as the case may be. No investigation made, or information received by, any party to this Agreement will affect any representation or warranty made by any other party to this Agreement. The covenants and agreements of the parties to this Agreement will survive in accordance with their terms.

         SECTION 8.2       ENTIRE AGREEMENT; ASSIGNMENT.

                  (a) This Agreement, together with the Disclosure Letter, Exhibits and Annexes:

                           (i) constitutes the entire agreement between the
                  parties with respect to the subject matter of this Agreement and supersedes all other prior written agreements and understandings and all prior and contemporaneous oral agreements and understandings between the parties to this Agreement or any of them with respect to the subject matter of this Agreement; and

                           (ii) will not be assigned by operation of law or
                  otherwise, provided that Parent may assign its rights and obligations under this Agreement, or those of Merger Sub, including, without limitation, the right to substitute in place of Merger Sub a subsidiary as one of the constituent entities to the Merger as provided in SECTION 1.1 to any direct or indirect subsidiary of Parent, but no such assignment will relieve the assigning party of its obligations under this Agreement.

                  (b) Any purported assignment of this Agreement not made in accordance with this SECTION 8.2 will be null, void, and of no effect.

         SECTION 8.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any final judicial determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated to the extent possible.

         SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given when delivered in person, by cable, telegram or telex, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Parent or Merger Sub, to:


                  Perot Systems Corporation
                  -------------------------
                  12404 Park Central Drive
                  ------------------------
                  Dallas, Texas 75251
                  ------------------------
                  Attention: Peter A. Altabef
                            -----------------
                  Fax:  (972) 340-6085
                             ---------

                  and
                  PSC Health Care, Inc.
                  ------------------------
                  12404 Park Central Drive
                  ------------------------
                  Dallas, Texas 75251
                  ------------------------
                  Attention: Peter A. Altabef
                            -----------------
                  Fax:  (972) 340-6085
                             ---------

                  with a copy to:

                  Hughes & Luce, L.L.P.
                  1717 Main Street, Suite 2800
                  Dallas, Texas  75201
                  Attention:  Glen J. Hettinger
                  Fax:  (214) 939-5849

         (b)      if to the Company, to:
                  Health Systems Design Corporation
                  ---------------------------------
                  1111 Broadway Suite 1800
                  ------------------------
                  Oakland, California 94607
                  ------------------------
                  Attention: Christopher Ohman
                            ------------------
                  Fax:  (510) 251-1326
                             ---------

                  with a copy to:

                  Gibson, Dunn & Crutcher, LLP
                  One Montgomery Street
                  San Francisco, California 94104
                  Attention:  Douglas D. Smith
                  Fax:  (415) 374-8411

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address will be effective only upon receipt).

         SECTION 8.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 8.6 SPECIFIC PERFORMANCE. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties to this Agreement agrees that each of them will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

         SECTION 8.7       OTHER POTENTIAL BIDDERS.

                  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit, facilitate, or encourage (including by way of furnishing information) the initiation of any inquires or proposals regarding a Third Party Acquisition (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"). Nothing contained in this SECTION 8.7(A) or any other provision of this Agreement shall prevent the Board if it determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisors) would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any Acquisition Proposal meeting such criterion being referred to in this Agreement as a

         "Superior Proposal"). Nothing in this Agreement shall prohibit the Company from complying with Item 1012 of Regulation M-A under the Exchange Act with respect to any tender offer.

                  (b) The Company shall promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                  (c) If the Board receives a request for nonpublic information by a person that makes an unsolicited bona fide Acquisition Proposal and the Board determines that such Acquisition Proposal is a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially the same as that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

                  (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

                  (e) The Company shall ensure that the officers and directors and each employee that is aware of this Agreement of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this SECTION 8.7; and shall be responsible for any breach of this SECTION 8.7 by such bankers, advisors and representatives.

         SECTION 8.8 DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to Sections, Annexes, and the Disclosure Letter are references to the Sections, Annexes, and the Disclosure Letter of this Agreement unless the context indicates otherwise.

         SECTION 8.9 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party to this Agreement, and, except as provided in SECTIONS 5.8 and 8.10, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.10 BENEFICIARIES. Parent hereby acknowledges that SECTION 5.8 is intended to benefit the indemnified parties referred to in SECTION 5.8, any of whom will be entitled to enforce SECTION 5.8 against the Surviving Corporation or the Company, as the case may be.

         SECTION 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

         SECTION 8.12 OBLIGATIONS. Parent will perform or cause Merger Sub to perform all of the obligations of Merger Sub under this Agreement, including consummation of the Merger, in accordance with the terms of this Agreement.

         SECTION 8.13      CERTAIN DEFINITIONS.  For the purposes of this
Agreement:

                  (a) the term "subsidiary" means each person in which a person owns or controls, directly or through one or more subsidiaries, 50 percent or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions or 50 percent or more of the equity interests;

                  (b) the term "person" will be broadly construed to include any individual, corporation, company, partnership, trust, joint stock company, association, or other private or governmental entity;

                  (c) the term "group" has the meaning given in Section 13(d)(3) of the Exchange Act;

                  (d) the term "affiliate" has the meaning given in Rule 144(a)(1) under the Securities Act; and

                  (e) the term "business day" has the meaning given in Rule 14d-1(c)(6) under the Exchange Act.

                  (f) the term "Disclosure Letter" means the disclosure letter executed by the Company and Parent, as applicable, concurrently with the execution and delivery of this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 PARENT:

                                 PEROT SYSTEMS CORPORATION, a
                                 Delaware corporation

                                 By: /s/ RANDALL BOOTH
                                     --------------------------------------
                                 Name:   RANDALL BOOTH
                                       ------------------------------------
                                 Title:  VICE PRESIDENT
                                       ------------------------------------

                                 MERGER SUB:

                                 PSC HEALTH CARE, INC., a Delaware
                                 corporation

                                 By: /s/ JOHN E. HARPER
                                     --------------------------------------
                                 Name:   JOHN E. HARPER
                                       ------------------------------------
                                 Title:  TREASURER
                                       ------------------------------------

                                 COMPANY:

                                 HEALTH SYSTEMS DESIGN CORPORATION, a
                                 Delaware corporation

                                 By: /s/ ARTHUR M. SOUTHAM
                                     --------------------------------------
                                 Name:   ARTHUR M. SOUTHAM, M.D.
                                       ------------------------------------
                                 Title:  PRESIDENT and CHIEF EXECUTIVE OFFICER
                                       ---------------------------------------

                                   EXHIBIT A-1

                           PARTIES TO VOTING AGREEMENT

Richard C. Auger
J. Matthew Mackowski
Catherine C. Roth


                                     A-1-1

                                   EXHIBIT A-2

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

                                                                __________, 2000

[PARENT]

-----------------------

-----------------------

-----------------------


         Re: Agreement of Stockholders Concerning Transfer and Voting of Shares of Health Systems Design Corporation

         I understand that you and Health Systems Design Corporation (the "Company"), of which the undersigned is a stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary of Parent ("Merger Sub ") into the Company (the "Merger"), but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined in this letter will have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

         1. VOTING. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this
SECTION 1.

         2. OWNERSHIP. As of the date of this letter, my only ownership of, or interest in, equity securities of the Company, including proxies granted to me, consists solely of the interests described in SCHEDULE 1 (collectively, the "Shares").

         3. RESTRICTION ON TRANSFER. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to


                                     A-2-1
any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, unless, as a condition to receipt of such Shares, the transferee agrees to bound by the terms of this letter.

         4. NO SOLICITATION. From the date of this letter until the termination of this letter, I will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or (b) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any subsidiary of the Company to, or otherwise assist, facilitate or encourage, any person (other than Parent and Merger Sub) that may be considering making, or has made, an Acquisition Proposal. I will promptly notify Merger Sub after receipt of any Acquisition Proposal or any indication that any such third party is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any subsidiary of the Company or for access to the properties, books or records of the Company or any such subsidiary by any such third party that may be considering making, or has made, an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request. The foregoing provisions of this SECTION 4 will not be construed to limit actions taken, or to require actions to be taken, by me that are required or restricted by my fiduciary duties or my employment duties, or permitted by the Agreement, and that, in each case, are undertaken in my capacity as a director or officer of the Company.

         5. EFFECTIVE DATE; SUCCESSION; REMEDIES; TERMINATION. Upon your acceptance and execution of the Agreement, this letter agreement will mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance will be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement will terminate on the earlier of (i) the termination of the Agreement and (ii) February 15, 2001.

         6. NATURE OF HOLDINGS; SHARES. All references in this letter to our holdings of the Shares will be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and will extend to any securities issued to the undersigned in respect of the Shares.

                                     [STOCKHOLDER]:


                                     --------------------------------

                                     Name:
                                          ---------------------------

                                     A-2-2

                                   SCHEDULE 1





      Class          Number of Shares        Record Owner             Beneficial Owner             Proxy Holder
------------------- ----------------- -------------------------- -------------------------- --------------------------




                                     A-2-3

                                    EXHIBIT B

                       FORM OF OPINION OF COMPANY COUNSEL

                                    [TO COME]

                                   EXHIBIT C

                          FORM OF ASSOCIATES AGREEMENT

                                    [TO COME]

                                    EXHIBIT D

                            NON-COMPETITION AGREEMENT

                                    [TO COME]

                                    EXHIBIT E

                FORM OF OPINION OF PARENT AND MERGER SUB COUNSEL

                           [TO COME FROM THE COMPANY]


                                      E-1